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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 2001 included in Georgia Gulf Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
July 13, 2001

II–8

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  EXHIBIT 23